UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

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Colfax Corporation

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Colfax Corporation

April 28, 2014

Important Additional Information Concerning the 2014 Annual Meeting of Stockholders of Colfax Corporation to be Held on May 14, 2014

We are writing to provide you with updated information concerning our employment arrangements with our CEO. This supplement should be read in conjunction with the Company’s proxy statement dated April 3, 2014. Except as specifically revised by the information contained herein, this supplement does not revise or update any of the other information set forth in the proxy statement.

On April 28, 2014, Colfax Corporation (the “Company”) and its President and Chief Executive Officer, Steven E. Simms, entered into an amendment to the existing employment agreement between the Company and Mr. Simms dated April 22, 2012.

In light of the importance of Mr. Simms’ leadership in the continuing transformation of the Company and the nature of his role in integrating the Company’s most significant acquisitions, the amendment to Mr. Simms’ employment agreement extends the term of the agreement by two years from its original expiration date of April 21, 2015, to April 21, 2017. In connection with the extension of the term and in recognition of Mr. Simms’ importance to the Company, on April 28, 2014, the Company granted Mr. Simms a long-term incentive award for the two-year extension period, consisting of 201,146 stock options and 85,487 performance-based restricted stock units. The stock options and the performance-based restricted stock units will cliff vest in full at the end of the two-year employment extension period, on April 21, 2017, subject to Mr. Simms’ continued employment and, in the case of the performance-based restricted stock units, to the Company achieving a cumulative adjusted earnings per share target during the two-year extension period. Specifically, the Company’s cumulative adjusted earnings per share must equal or exceed $3.10 during any four consecutive fiscal quarters beginning with the second quarter of fiscal year 2015 and ending with the first quarter of fiscal year 2017. The stock options expire seven years from the grant date. The equity awards were granted pursuant to the Colfax Corporation 2008 Omnibus Incentive Plan and, except as otherwise provided for in Mr. Simms’ employment agreement, as amended, are subject to the standard form of award agreements currently used thereunder in connection with grants to Company executives.

Your vote is important. We encourage you to vote your shares if you have not already done so. The Board of Directors recommends that stockholders vote “FOR” the election of each of the nominees for director, “FOR” the ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for 2014, and “FOR” the advisory resolution to approve our executive compensation.